EXHIBIT 23

[Letterhead of Deloitte & Touche LLP]

 Deloitte &
 Touche LLP
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                                  Suite 900        Telephone (313) 396-3000
                                  600 Renaissance Center
                                  Detroit, Michigan  48243-1704


INDEPENDENT AUDITORS' CONSENT


Republic Bancorp Inc.

We consent to the incorporation by reference in Registration Statements No. 33-55336, 33-55304, and 33-62508 on Form S-8 and 33-61842 on Form S-3,
of Republic Bancorp Inc. (Republic) of our report dated June 22, 1995, appearing in this Annual Report on Form 11-K of the Republic Bancorp Inc. Tax Deferred Savings Plan for the year ended December 31, 1994.


/s/ DELOITTE & TOUCHE LLP

Detroit, Michigan
June 22, 1995






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Deloitte Touche
Tohmatsu
International
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